Exhibit 99.1

CONTACT:

Michael W. Kaplan

Chief Financial Officer

(714) 414-4003

PACIFIC SUNWEAR ANNOUNCES FOURTH QUARTER OPERATING RESULTS;

ISSUES FIRST QUARTER GUIDANCE

-	Comparable sales up 1%

-	Gross margin up 180 basis percentage points over last year

ANAHEIM, Calif., March 20, 2013 — Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales from continuing operations for the fourth quarter of fiscal 2012 ended February 2, 2013, were $228.0 million versus net sales from continuing operations of $218.7 million for the fourth quarter of fiscal 2011 ended January 28, 2012. Comparable store sales for the fourth quarter of 2012 increased 1%. The Company noted that fiscal 2012 had 53 weeks versus 52 weeks in fiscal 2011. As a result, net sales for the fourth quarter of fiscal 2012 and fiscal year 2012 include the additional week, while comparable store sales exclude the 53rd week. The Company ended fiscal 2012 with 644 stores, compared to 733 as of the end of fiscal 2011. The Company closed 78 stores in the fourth quarter of fiscal 2012.

Fourth Quarter Results

On a GAAP basis, the Company reported a loss from continuing operations of $22.5 million, or $(0.33) per diluted share, for the fourth quarter of fiscal 2012, compared to a loss from continuing operations of $26.7 million, or $(0.39) per diluted share, for the fourth quarter of fiscal 2011. The loss from continuing operations for the Company’s fourth quarter of fiscal 2012 included a non-cash loss of $3.7 million, or $0.05 per diluted share, related to a derivative liability that resulted from the issuance of the Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011.

On a non-GAAP basis, excluding store closure related charges of $0.6 million and the non-cash loss on the derivative liability of $3.7 million, and using a normalized annual income tax rate of approximately 37%, the Company would have incurred a loss from continuing operations for the fourth quarter of fiscal 2012 of $11.4 million, or $(0.17) per diluted share, as compared to a loss from continuing operations of $13.0 million, or $(0.19) per diluted share, for the same period a year ago.

Full Year Results

Total net sales from continuing operations for fiscal 2012 were $803.1 million versus net sales from continuing operations of $777.3 million for fiscal 2011. Comparable store sales increased 2% during fiscal 2012.

On a GAAP basis, the Company reported a loss from continuing operations of $52.2 million, or $(0.77) per diluted share, for the 2012 fiscal year, compared to a loss from continuing operations of $82.1 million, or $(1.23) per diluted share, for the 2011 fiscal year.

On a non-GAAP basis, excluding store closure charges of $0.6 million, and using a normalized annual income tax rate of approximately 37%, the Company would have incurred a loss from continuing operations for fiscal 2012 of $32.4 million, or $(0.47) per diluted share, as compared to a loss from continuing operations of $47.4 million, or $(0.71) per diluted share, for the same period a year ago.

“2012 was a very solid year for PacSun with important progress in several key facets of our business. We achieved positive sales comps with better margins in every quarter for the first time since 2007, continued to leverage our cost base, and equally important is my belief that we are beginning to re-establish PacSun’s unique identity tied to great brands, on trend merchandising and our distinct connection to California Lifestyle,” said Gary H. Schoenfeld, President and Chief Executive Officer. “Looking ahead to this year our key priorities remain working closely with our key brands, attracting new customers and continuing to elevate both our in-store and on-line experience.”

Financial Outlook for First Fiscal Quarter of 2013

The Company’s guidance range for the first quarter of fiscal 2013 contemplates a non-GAAP loss per share from continuing operations of between negative $0.17 and negative $0.24, compared to negative $0.20 in the first quarter of fiscal 2012.

The forecasted first quarter non-GAAP loss from continuing operations per share guidance range is based on the following assumptions:

•	Comparable store sales of negative 3% to plus 1%;

•	Revenue from $160 million to $167 million;

•	Gross margin rate, including buying, distribution and occupancy, of 21% to 24%;

•	SG&A expenses in the range of $54 million to $56 million;

•	A normalized annual income tax rate of approximately 37%; and

•	Ending the period with approximately 638 stores.

The Company’s first fiscal quarter of 2013 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Discontinued Operations

In accordance with applicable accounting literature and consistent with the Company’s financial statement presentation in its fiscal 2011 annual report, the Company has reclassified the results of operations of its closed stores as discontinued operations for all periods presented, as applicable.

Derivative Liability

In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company’s $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15.0 million, which represents the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company’s common stock or until the conversion rights expire (December 2021). The Company’s first fiscal quarter of 2013 earnings guidance excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

About Pacific Sunwear of California, Inc.

Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of March 20, 2013, the Company operates 644 stores in all 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its fourth fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 19468762. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company’s investor relations website through midnight, May 28, 2013.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor

This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the seventh paragraph and the statements made by the Company under the heading “Financial Outlook for First Fiscal Quarter of 2013.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company’s business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Fourth Quarter Ended		Fiscal Year Ended
	February 2, 2013(1)	January 28, 2012	February 2, 2013(1)	January 28, 2012
Net sales	$228,039	$218,668	$803,071	$777,337
Gross margin	48,215	42,156	200,980	170,181
SG&A expenses	63,411	61,284	238,999	241,826

Operating loss	(15,196)	(19,128)	(38,019)	(71,645)
Other expense, net	7,015	7,150	13,351	9,441

Loss from continuing operations before income taxes	(22,211)	(26,278)	(51,370)	(81,086)
Income tax expense	257	382	848	1,032

Loss from continuing operations	(22,468)	(26,660)	(52,218)	(82,118)
Income (loss) from discontinued operations, net of tax	2,607	(11,432)	144	(24,305)

Net loss	$(19,861)	$(38,092)	$(52,074)	$(106,423)

Loss from continuing operations per share:
Basic and diluted	$(0.33)	$(0.39)	$(0.77)	$(1.23)

Income (loss) from discontinued operations per share:
Basic and diluted	$0.04	$(0.17)	$—	$(0.37)

Net loss per share:
Basic and diluted	$(0.29)	$(0.56)	$(0.77)	$(1.60)

Weighted-average shares outstanding:
Basic and diluted	68,005	67,428	67,815	66,708

(1)	Fiscal 2012 fourth quarter and full-year results include a 53rd week.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	February 2, 2013	January 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$48,733	$50,306
Restricted cash	—	8,593
Inventories	90,681	88,740
Prepaid expenses	12,815	15,506
Other current assets	2,912	6,272

Total current assets	155,141	169,417
Property and equipment, net	124,793	149,716
Other long-term assets	33,878	35,998

Total assets	$313,812	$355,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,993	$38,914
Other current liabilities	63,641	68,369

Total current liabilities	113,634	107,283
Deferred lease incentives	14,401	17,681
Deferred rent	16,133	16,602
Long-term debt	79,570	73,910
Other long-term liabilities	25,714	26,558

Total liabilities	249,452	242,034
Total shareholders’ equity	64,360	113,097

Total liabilities and shareholders’ equity	$313,812	$355,131

PACIFIC SUNWEAR OF CALIFORNIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Fiscal Year Ended
	February 2, 2013	January 28, 2012
Cash flows from operating activities:
Net loss	$(52,074)	$(106,423)
Depreciation and amortization	33,637	42,505
Asset impairment	5,341	14,787
Non-cash stock-based compensation	2,836	3,176
Amortization of debt discount	1,548	—
Loss on disposal of property and equipment	268	242
Loss on derivative liability	6	5,039
(Gain) loss on lease terminations	(268)	9,336
Changes in operating assets and liabilities:
Inventories	(1,941)	6,961
Accounts payable and other current liabilities	8,732	(12,886)
Other assets and liabilities	8,359	(10,141)

Net cash provided by (used in) operating activities	6,444	(47,404)
Cash flows from investing activities:
Capital expenditures	(15,393)	(13,235)
Restricted cash	8,593	(8,593)
Proceeds from insurance settlements	653	300

Net cash used in investing activities	(6,147)	(21,528)
Cash flows from financing activities:
Proceeds from credit facility borrowings	—	21,254
Payments under credit facility borrowings	(1,254)	(20,000)
Proceeds from senior secured term loan	—	60,000
Payments for debt issuance costs	—	(5,300)
Principal payments under mortgage borrowings	(540)	(505)
Principal payments under capital lease obligations	(636)	(398)
Proceeds from exercise of stock options	560	477

Net cash (used in) provided by financing activities	(1,870)	55,528

Net decrease in cash and cash equivalents	(1,573)	(13,404)
Cash and cash equivalents, beginning of period	50,306	63,710

Cash and cash equivalents, end of period	$48,733	$50,306

PACIFIC SUNWEAR OF CALIFORNIA, INC.

SELECTED STORE OPERATING DATA

	February 2, 2013	January 28, 2012
Stores open at beginning of year	733	852
Stores opened during the period	3	—
Stores closed during the period	(92)	(119)

Stores open at end of period	644	733

	February 2, 2013		January 28, 2012
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	528	2,066	614	2,380
PacSun Outlet stores	116	471	119	482

Total stores	644	2,537	733	2,862

PACIFIC SUNWEAR OF CALIFORNIA, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands, except per share data)

	Fourth Quarter Ended		Fiscal Year Ended
	February 2, 2013(1)	January 28, 2012	February 2, 2013(1)	January 28, 2012
GAAP SG&A expenses	$63,411	$61,284	$238,999	$241,826
Store closure charges (gains):
- Asset impairments	576	174	626	1,035
- Lease terminations	(5)	26	(30)	59

Non-GAAP SG&A expenses	$62,840	$61,084	$238,403	$240,732

GAAP loss from continuing operations	$(22,468)	$(26,660)	$(52,218)	$(82,118)
Store closure charges (gains), net of tax:
- Asset impairment	363	110	395	652
- Lease terminations	(3)	17	(19)	37
Derivative liability	3,678	5,039	6	5,039
Valuation allowance	7,015	8,522	19,415	28,958

Non-GAAP loss from continuing operations	$(11,415)	$(12,972)	$(32,421)	$(47,432)

GAAP loss from continuing operations per share	$(0.33)	$(0.39)	$(0.77)	$(1.23)
Store closure charges (gains), net of tax:
- Asset impairment	0.01	—	0.01	0.01
- Lease terminations	—	—	—	—
Derivative liability	0.05	0.07	—	0.08
Valuation allowance	0.10	0.13	0.29	0.43

Non-GAAP loss from continuing operations per share	$(0.17)	$(0.19)	$(0.47)	$(0.71)

Shares used in calculation	68,005	67,428	67,815	66,708

(1)	Fiscal 2012 fourth quarter and full-year results include a 53rd week.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated March 20, 2013, contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP SG&A expenses, non-GAAP loss from continuing operations and non-GAAP loss from continuing operations per share for the fourth quarter and the four quarters of fiscal 2012 and 2011, respectively, and non-GAAP loss from continuing operations per share guidance for the first quarter of fiscal 2013. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

•	Store closure charges (gains)

•	Derivative liability

•	Valuation allowance

The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company’s results have underperformed or exceeded expectations.